EXHIBIT 11.0

                            DIGITAL BIOMETRICS, INC.
                   STATEMENT RE: COMPUTATION OF LOSS PER SHARE

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
                                                                 YEARS ENDED SEPTEMBER 30,
                                                     ----------------------------------------------
                                                         1996             1995              1994
                                                     ------------     ------------     ------------
Shares outstanding at beginning of year                 7,833,633        7,787,959        7,394,837

Shares awarded for retirement plan                         16,831            8,814            5,090

Restricted stock awards                                    17,456            6,360           32,046

Exercise of stock options and warrants                    157,500           30,500          317,838

Acquisition of Design Data, Inc.                             --               --             38,148

Shares issued upon conversion of debentures             2,751,868             --               --

                                                     ------------     ------------     ------------
Shares outstanding at end of year                      10,777,288        7,833,633        7,787,959
                                                     ============     ============     ============

Weighted average shares outstanding (A)                 9,451,015        7,814,144        7,696,551
                                                     ============     ============     ============


Net loss                                             $(11,686,903)    $ (3,324,555)    $ (3,797,315)
                                                     ============     ============     ============

Loss per common share and common and common share
equivalents                                          $      (1.24)    $      (0.43)    $      (0.49)
                                                     ============     ============     ============


(A) Stock options and other common share equivalents are not included in the calculation of the net loss per common share as their effect is antidilutive.

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